SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2007

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)		I-4033 (Commission File Number)	63-0366371 (IRS Employer Identification No.)
1200 Urban Center Drive Birmingham, Alabama 35242 (Address of principal executive offices) (zip code) (205) 298-3000 Registrant's telephone number, including area code:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[]			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2007, Vulcan Materials Company announced that Ann McLaughlin Korologos was elected a director of the Company.  Mrs. Korologos is the former U.S. Secretary of Labor, and is currently the Chairman of the RAND Corporation Board of Trustees.  Mrs. Korologos served as a director of the Company from 1990 to 2004.  Mrs. Korologos will serve on the Finance and Pension Funds and Governance  Committees of the Board.

Item 9.01	Financial Statements and Exhibits.
	(c)	Exhibits:
		Exhibit No. 99.1	Description Press release dated July 13, 2007 announcing the appointment of Ann McLaughlin Korologos to the Board.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.
VULCAN MATERIALS COMPANY (Registrant) By: /s/ William F. Denson, III William F. Denson, III
Dated: July 13, 2007

                  EXHIBIT 99.1

July 13, 2007
FOR IMMEDIATE RELEASE
Investor Contact:  Mark Warren (205) 298-3220
Media Contact:  David Donaldson (205) 298-3220

VULCAN MATERIALS COMPANY ELECTS DIRECTOR

Birmingham, Ala. – Vulcan Materials Company (NYSE:VMC) announced today that Ann McLaughlin Korologos, a former U.S. Secretary of Labor, has been elected a director of the Company.  She is currently Chairman of the RAND Corporation Board of Trustees, a nonprofit institution that helps improve policy and decision making through research and analysis.

Mrs. Korologos (65) served as a director of the Company from 1990 to 2004.

With the addition of Mrs. Korologos, Vulcan’s ten-member board consists of nine outside directors.

Vulcan Materials Company, a member of the S&P 500 index, is the nation's foremost producer of construction aggregates and a major producer of other construction materials. For additional information about Vulcan Materials Company, see www.vulcanmaterials.com.

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